                                                           EXHIBIT 10.8


                                 LEASE AGREEMENT

                                     between

                          STILES WEST ASSOCIATES, LTD.
                          a Florida limited partnership

                                       and

                           URSUS TELECOM CORPORATION,
                              a Florida corporation

                             Dated: April 19th, 1993

                                   Suite: 112

                         Sawgrass Office Campus, Bldg. B
                              440 Sawgrass Parkway
                             Sunrise, Florida 33325

                                SUMMARY OF LEASE

THIS DOCUMENT IS MERELY A SUMMARY AND ANY PROVISIONS OF THE LEASE AND OTHER AGREEMENTS BETWEEN LANDLORD AND TENANT SHALL PREVAIL OVER CONFLICTING PROVISIONS CONTAINED HEREIN.

(A)  LANDLORD'S MAILING ADDRESS:   6400 North Andrews Avenue
                                   Fort Lauderdale, Florida 33309

(B)  TENANT'S NAME:                Ursus Telecom Corporation

     MAILING ADDRESS:              440 Sawgrass Parkway, Suite 112
                                   Sunrise, Florida 33325

(C)  DEMISED PREMISES:             Suite 112 of Sawgrass
                                   Office Campus, Bldg. B
                                   440 Sawgrass Parkway
                                   Sunrise, Florida 33325

     RENTABLE SQUARE FOOTAGE:      2,158

(D)  TERM:                         Five (5) years

(E)  COMMENCEMENT DATE:            May 1, 1993

     OCCUPANCY DATE:               same as above

     EXPIRATION DATE:              60 months thereafter

(F)  BASE RENT:                    $11.00 Per Square Foot (Year 1)

     LEASE TERM          ANNUAL RENT         MONTHLY INSTALLMENT
                         (Year 1)                 (Year 1)

     5 years             $23,738.00          Base Rent           $1,978.16
                                             Additional Rent     $  960.31
                                             Sales Tax           $  176.30
                                                                 ---------
                                             TOTAL               $3,114.77

(G)  INTERIM OPERATING EXPENSES:   $5.34 Per Square Foot
                                   (1993 estimate)

(H)  SECURITY/DAMAGE DEPOSIT:      None

(I)  PERMITTED USE:                General Business Offices

(J)  EXHIBITS:      The following exhibits attached to this Lease are
                    hereby incorporated herein and made a part hereof.

     EXHIBIT "A" - Floor Plan
     EXHIBIT "B" - Legal Description
     EXHIBIT "C" - Site Plan
     EXHIBIT "D" - Estoppel Certificate
     EXHIBIT "E" - Tenant Rules and Regulations
     EXHIBIT "F" - Electrical Service Agreement
     EXHIBIT "G" - Expansion Space

Please make all checks payable to:      Stiles West Associates, Ltd.
                                        c/o Stiles Property Management
                                            Property Management
                                        6400 North Andrews Avenue
                                        Ft. Lauderdale, Florida 33309

PLEASE INCLUDE STILES WEST ASSOCIATES, LTD. AS AN ADDITIONAL INSURED ON ALL INSURANCE POLICIES.

                                LEASE AGREEMENT

      THIS LEASE AGREEMENT (hereinafter referred to as the "Lease") is made and entered into the 19th day of April, 1993, by and between STILES WEST ASSOCIATES, LTD. a Florida limited partnership (hereinafter referred to as "Landlord") and URSUS TELECOM CORPORATION, a Florida corporation (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

      THAT LANDLORD, in consideration of the rents and agreements hereafter promised and agreed by Tenant to be paid and performed, does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the real property described herein, subject to the following terms.

                                    ARTICLE I

                          DESCRIPTION OF PROPERTY; TERM

      Section 1.1 Description of Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following space: approximately 2,158 rentable square feet (hereinafter called the "Demised Premises" or "Premises") approximately as shown on Exhibit "A" and made a part of this Lease, in the building known as Sawgrass Office Campus, Building B, located at 440 Sawgrass Parkway, Sunrise, Florida 33325 (hereinafter called the "Building"), as described in Exhibit "B" and depicted on the site plan attached hereto as Exhibit "C", together with the right to use in common with other tenants of the Building, their invitees, customers and employees, all common facilities contained inside or outside the Building and parking areas. All of the land and real property underlying the Building or adjacent thereto, with all improvements thereto including the Building, and used in connection with the operation of the Building shall be referred to herein as the "Property".

      Section 1.2 Term. Tenant shall have and hold the Premises for a term of five (5) years (hereinafter referred to as the "Term" or "Lease Term"), commencing on May 1, 1993 (the "Commencement Date") and expiring 60 months thereafter (the "Expiration Date"). Such Commencement Date is predicated upon the execution by Tenant of this Lease not later than April 5, 1993. For each day after April 5, 1993 that the Lease is not executed by Tenant, there shall be a corresponding one-day delay in the Commencement Date hereof. If the Term of this Lease commences on any day of the month other than the first day, Rent from such date to the end of such month shall be prorated according to the number of days in such month and paid on a per diem basis, in advance, on or before the Commencement Date. Tenant agrees that it will execute, prior to occupancy, an Estoppel Certificate in the form attached hereto as Exhibit "D", certifying said dates. Tenant's failure or refusal to execute said Estoppel Certificate shall constitute a default hereunder.

                                   ARTICLE II

                                    BASE RENT

      Section 2.2. Base Rent; Late Charge; Sales Tax. Commencing upon the Commencement Date hereof as defined in Section 1.2 above, Tenant agrees to pay Landlord an aggregate base rent for the first year of the Lease Term in the amount of $23,738.00 (the "Base Rent"), payable in twelve (12) equal monthly installments of $1,978.16 in advance of the first day of each and every month during the first year of the Lease Term. The first six (6) month's Rent (as defined below) and sales tax thereon shall be paid simultaneously with the execution of this Lease. In addition, Tenant shall be responsible for the payment of Additional Rent as provided in Article III below (the Base Rent and Additional Rent shall sometimes be collectively referred to as the "Rent"). In the event any monthly Rent payment is not paid within five (5) days after it is due, Tenant agrees to pay a late charge of five (5%) percent of the amount of the payment due. Tenant further agrees that the late charge imposed is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of Rent to Landlord by Tenant. Tenant further agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant, and may be treated by Landlord as Additional Rent owed by Tenant. Tenant shall pay to Landlord all sales or use taxes pertaining to the Rent (currently 6%) which shall be remitted by Landlord to the Florida Department of Revenue.

      Section 2.2 Rental Adjustment. Commencing on the first (1st) anniversary of the Lease, and each and every anniversary thereafter, the Base Rent shall increase by three (3%) percent over the previous year's Base Rent.

      Section 2.3 Payment Without Notice or Demand. Except as otherwise specifically set forth in this Lease, the Rent called for in this Lease shall be paid to Landlord without notice or demand, and without counterclaim, offset, deduction, abatement, suspension, deferment, diminution or reduction. Tenant hereby waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof, or to any abatement, suspensions, deferment, diminution or reduction of the Rent on account of any such circumstances or occurrence.

      Section 2.4 Place of Payment. All payments of Rent shall be made and paid by Tenant to Stiles West Associates, Ltd., c/o Stiles Property Management, 6400 North Andrews Avenue, Fort Lauderdale, Florida 33309, or at such other place as Landlord may, from time to time, designate in writing to Tenant. All Rent shall be payable in current legal tender of the United States, as the same is then by law constituted. Any extension, indulgence, or waiver granted or permitted by Landlord in the time, manner or mode of payment of Rent, upon any one (1) occasion, shall not be construed as a continuing extension, indulgence or waiver, and shall not preclude Landlord from demanding strict compliance herewith.

                                   ARTICLE III

                                 ADDITIONAL RENT

      Section 3.1 Additional Rent. In addition to the Base Rent, Tenant shall pay as "Additional Rent" its proportionate share ("Tenant's Proportionate Share") of the Operating Expenses (as herein defined) of the Building and the Property. Additional Rent shall be paid to Landlord in accordance with the following provisions:

      1. Landlord shall furnish to Tenant prior to thirty (30) days after the beginning of each calendar year, including the first calendar year, a budget setting forth Landlord's estimate of Operating Expenses for the upcoming year. The Operating Expenses shall be determined as though the Building were occupied at the actual occupancy rate or at an occupancy rate of ninety five (95%) percent, whichever is higher. Tenant shall pay to Landlord, on the first day of each month as Additional Rent, an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of Landlord's estimate of the Operating Expenses for that calendar year. If there shall be any increase or decrease in the Operating Expenses for any year, whether during or after such year, Landlord shall furnish to Tenant a revised budget and the Operating Expenses shall be adjusted and paid or credited, as the case may be. If a calendar year ends after the expiration or termination of this Lease, the Additional Rent payable hereunder shall be prorated to correspond to that portion of the calendar year occurring within the Term of this Lease.

      2. Within 120 days after the end of each calendar year, Landlord shall furnish to Tenant an operating statement showing the actual Operating Expenses incurred for the preceding calendar year. Tenant shall either receive a refund or be assessed an additional sum based upon the difference between Tenant's Proportionate Share of the actual Operating Expenses and the Additional Rent payments made by Tenant during said year. Any additional sum owed by Tenant to Landlord shall be paid within ten (10) days of receipt of assessment. Any refund owed by Landlord to Tenant shall be credited toward Tenant's next month's rental payment. Each operating statement given by Landlord shall be conclusive and binding upon Tenant unless, within thirty (30) days after Tenant's receipt thereof, Tenant shall notify Landlord that it disputes the accuracy of said operating statement, in which event Landlord shall cooperate with Tenant in providing accounting records to substantiate such operating statement. Failure of Landlord to submit the written statement referred to herein shall not waive any rights of Landlord, unless such statement is not submitted within one year from the end of the prior calendar year.

      3. Landlord's "Operating Expenses", as calculated pursuant to Section
3.1.1 above, shall mean expenses relating to the operation and maintenance of the Building and the Property, and all amenities and appurtenances relating thereto, including, without limitation, the following:

      (a) reasonable and customary wages and salaries of all persons engaged in the maintenance and operation of the Building and Property at or below the level of Property Manager;

      (b) social security taxes and all other taxes which may be levied against Landlord;

      (c) medical and general benefits for all Building employees, pension payments and other fringe benefits, at or below the level of Property Manager;

      (d)   administrative expenses and charges;

      (e)   all insurance premiums;

      (f)   stand-by sprinkler charges, water charges and sewer charges;

      (g) electricity and fuel used in the heating, ventilation, air-conditioning, lighting and all other operations of the common areas of the Building;

      (h)   trash removal;

      (i)   painting of all common areas in the Building and Property;

      (j) window cleaning, janitorial services and related equipment and supplies;

      (k)   maintenance and repair of the Building and Property;

      (l)   maintenance and service contracts;

      (m) tools, equipment and supplies necessary for the performance of repairs and maintenance (which are not required to be capitalized for federal income tax purposes);

      (n) maintenance and repair of all mechanical and electrical equipment in the Building;

      (o) maintenance and repair of elevators, restrooms, lobbies, hallways and other common areas of the Building;

      (p) maintenance of pavement, curbs, walkways, lighting facilities, landscaping, driveways, parking areas and drainage areas upon the Property;

      (q) personal property taxes, if any, only as they relate to property located in the common areas of the Building;

      (r) real estate taxes assessed against the Building and the Property. The term "real estate taxes" shall mean any tax or assessment levied, assessed or imposed at any time by any governmental authority upon or against the Building or the Property or any part thereof, any tax or assessment levied, or any franchise, or other tax or governmental imposition levied, assessed or imposed against or upon Landlord in substitution in whole or in part for any tax or assessment against or upon the Building and the Property or any part thereof;

      (s) assessments for public improvements imposed against the Building and the Property and assessments of the Association (defined below);

      (t) a reasonable amortization cost due to any capital expenditures incurred to reduce or limit Operating Expenses of the Property and Building, to provide electronic security for the Building, or which may now or hereafter be required by governmental authority or by Landlord's insurance carrier;

      (u) all other costs and expenses which would be considered as an expense of maintaining, operating or repairing the Building and the Property.

      4. Included in Additional Rent is the full cost of Tenant's management fee.

      5. "Tenant's Proportionate Share" shall, at any given time, be defined as that fraction having as a numerator the total rentable square footage leased hereunder at said time, and having as a denominator the total rentable square footage of Sawgrass Office Campus, Building B. Tenant's Proportionate Share, as of the Commencement Date hereof is 8.64%.

      6. The term "Declaration" shall mean that certain Declaration of Covenants, Conditions and Restrictions for Sawgrass International Corporate Park. Pursuant to the Declaration, a corporation not-for-profit, known as Sawgrass Property Owners' Association, Inc. (the "Association") has been formed to enforce the Declaration and to operate and maintain the Common Areas referred to therein. Tenant agrees to pay Tenant's Proportionate Share of any and all maintenance or other assessments imposed by the Association on Landlord as owner of the Property, as provided in the Declaration.

      Section 3.2 Interim Operating Expenses. During the period from the Commencement Date through December 31, 1993, Tenant shall pay as Interim Operating Expenses $5.34 per square foot per year, payable monthly as Additional Rent, which is merely an estimate of the actual Interim Operating Expenses for such period. Not later than 120 days after the end of the calendar year, Landlord shall compute the actual Operating Expenses incurred during such period. Tenant shall either receive a refund or be assessed an additional sum based upon the difference between Tenant's Proportionate Share of the actual Operating Expenses and the payments of Interim Operating Expenses made by Tenant during such period. Any additional sum owed by Tenant to Landlord shall be paid within ten (10) days of receipt of assessment. Any additional sum owed by Landlord to Tenant shall be credited toward Tenant's next month's rental payment.

                                   ARTICLE IV

                             SECURITY/DAMAGE DEPOSIT

      Section 4.1 Security/Damage Deposit. Simultaneously with the execution of this Lease, Tenant shall pay the sum of $-0- to be held by Landlord as a damage deposit and/or as security for the performance by Tenant of all of the terms, covenants and conditions hereof and the payment of Rent or any other sum due Landlord hereunder. Landlord shall have the right to apply all or any part of the security deposit against: (a) unreasonable wear and tear of the Premises;
(b) loss or damage to the Premises or other property of the Landlord caused by Tenant, Tenant's employees, agents invitee, or licensees; (c) the cost of restoring the Premises, except for reasonable wear and tear, to the same condition it was in at the time Tenant began occupancy thereof; and (d) Rent payments which remain due and owing beyond any applicable grace period. Landlord shall not be limited in pursuing Landlord's remedies against Tenant for costs, losses or damages to the Premises or to any other property of Landlord for any such costs, losses or damages which are in excess of the above described security deposit amount. Such security deposit shall bear no interest and may be commingled with other security deposits or funds of Landlord.

                                    ARTICLE V

                                 USE OF PREMISES

      Section 5.1 Use of Premises. Tenant shall use the Premises for business offices engaged in telecommunications, and any other lawful ancillary uses related thereto, and for no other purpose without first obtaining the written consent of Landlord. Tenant will not use or permit the use of the Premises or any part thereof for any unlawful purpose, or in violation of any and all applicable ordinances, laws, rules or regulations of any governmental body, the Association or of Landlord provided for in Exhibit "E" herein, and will not do or permit any act which would constitute a public or private nuisance or waste or which would be a nuisance or annoyance or cause damage to Landlord or Landlord's other tenants or which would invalidate any policies of insurance or increase the premiums thereof, now or hereafter written on the Building and/or the Property.

                                   ARTICLE VI

                                     PARKING

      Section 6.1 Parking. There shall be available at the Building one (1) parking space for each 250 square feet of space leased by Tenant for the nonexclusive use of Tenant.

                                   ARTICLE VII

                           PREPARATION OF THE PREMISES

      Section 7.1 Leasehold Improvements. Landlord, at Landlord's expense, shall touch up the paint within the Premises where necessary, and provide a door for the opening into the current display room from the reception area as depicted on Exhibit "A" attached hereto. Otherwise, Tenant agrees to accept possession of the Premises in its present "as is" condition. The facilities, materials and work to be furnished, installed and performed in the Premises by Landlord, at its expense, are hereinafter referred to as "Landlord's Work". Subject to
Section 7.3 below, Landlord represents that Landlord's Work will be substantially completed no later than the Commencement Date hereof, as defined in Section 1.2 above. Such other facilities, materials and work which may be undertaken by or for the account and at the expense of Tenant to equip, decorate and furnish the Premises for Tenant's occupancy are hereinafter referred to as "Tenant's Work".

      Section 7.2 Completion by Landlord. The Premises shall be deemed ready for occupancy on the date Landlord's Work is substantially completed and a Certificate of Occupancy, if applicable, for the Premises is received. The same shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the Premises.

      Section 7.3 Delay by Tenant. If substantial completion of Landlord's Work is delayed due to: (a) any act or omission of Tenant or any of its employees, agents or contractors (including, but not limited to, (i) any delays due to changes in or additions to Landlord's Work, or (ii) any delays by Tenant in the submission of plans, drawings, specifications, or other information or in approving any working drawings or estimates, or in giving any authorizations or approvals); or (b) any additional time needed for the completion of Landlord's Work by Tenant's inclusion in Landlord's Work of any special or unusual work, then the Premises shall be deemed ready for occupancy on the date it would have been ready, but for such delay, and Rent shall commence as of such earlier date. Any changes to floor plans after execution of the Lease shall be subject to Landlord's approval, and furthermore, Tenant shall pay for any extra costs that may be incurred by Landlord which are caused by the changes so requested by Tenant.

      Section 7.4 Acceptance of Premises. Except as otherwise expressly set forth herein, Tenant acknowledges that Landlord has not made any representations or warranties with respect to the condition of the Premises and neither Landlord nor any assignee of Landlord shall be liable for any latent defect therein. The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was taken, except for the minor insubstantial details of which Tenant gives Landlord notice within thirty (30) days after the Commencement Date. If Landlord shall give Tenant permission to enter into possession of the Premises prior to the Commencement Date, such possession or occupancy shall be deemed to be upon all the terms, covenants, conditions, and provisions of this Lease, including the execution of an estoppel certificate. Landlord represents that as of the Commencement Date hereof, all systems serving the Premises are in good working order.

                                  ARTICLE VIII

                         LANDLORD AND TENANT OBLIGATIONS

      Section 8.1 Tenant's Obligations. Landlord shall perform, at Tenant's expense throughout the Lease Term, any repairs to the fixtures and appurtenances within the Premises. Said expenses shall be reasonable, and are in addition to the Operating Expenses set forth in Section 3.1 above. Tenant shall be responsible for all repairs, the need for which arises out of: (a) the performance or existence of Tenant's Work or alterations; (b) the installation, use or operation of Tenant's Property (defined below) in the Premises; (c) the moving of Tenant's Property in or out of the Building; (d) the act, omission, misuse or neglect of Tenant or any of its subtenants, employees, agents, contractors or invitees. Tenant shall also be responsible for the replacement of all scratched, damaged or broken doors and glass in and about the Premises, the maintenance and replacement of wall and floor coverings in the Premises, and for the repair and maintenance of all sanitary and electrical fixtures therein. All such repairs shall be performed at such times and in such a manner as shall cause the least interference with Tenant's use of the Premises, the operation of the central systems of the Building and the use of the Building by other tenants.

      Section 8.2 Landlord's Obligations. Landlord shall be obligated to keep and maintain the common areas, including the roof, structure and exterior portions of the Building, and the systems and facilities serving the Premises, in good working order and shall make all repairs as and when needed in or about the common areas and the Premises, except for those repairs for which Tenant is responsible pursuant to any of the provisions of this Lease. Landlord shall not be liable for any damage to Tenant's Property caused by (a) water from bursting or leaking pipes, or waste water about the Property; (b) from an intentional or negligent act of any other tenant or occupant of the Building or the Property; (c) fire, hurricane or other acts of God; (d) riots or vandals; or (e) from any other cause not directly attributable to the negligent or wrongful act of Landlord, its agents or employees. Landlord shall not be required to furnish any services or facilities to, or to make any repairs to or replacements or alterations of the Premises where necessitated due to the fault of Tenant, its agents and employees, or other tenants, their agents or employees.

      Section 8.3 Floor Loads; Noise and Vibration. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise, electrical interference or vibration that may be transmitted to the structure of the Building or to the Premises to such a degree as to be objectionable to Landlord or other tenants in the Building, shall, at Tenant's expense, be placed and maintained by Tenant in settings of cork, rubber, or spring-type vibration eliminators sufficient to eliminate such noise, electrical interference or vibration.

      Section 8.4 Electricity and Telephone. Tenant's use of electrical energy in the Premises shall not, at any time, exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect major equipment to the Building's electric distribution system or telephone system, or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Tenant's electrical usage under this Lease contemplates only the use of normal and customary office equipment. In the event Tenant wishes to install any office equipment which uses substantial additional amounts of electricity, then Tenant agrees that Landlord's consent is required before the installation of such additional office equipment. Tenant shall be solely liable for electricity and telephone expenses relating to the Premises. Tenant's electrical service shall be separately metered, per Electrical Service Agreement attached hereto as Exhibit F.

      Section 8.5 Right to Stop Services. Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to temporarily stop service of the heating, air conditioning, electric, sanitary, or other Building systems serving the Premises, or to temporarily stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes, or the making of repairs or changes which Landlord is required to make pursuant to this Lease, by law or in good faith deems necessary, and Landlord shall not be held liable for delays in the restoration of such services resulting from difficulty in securing proper supplies of fuel, steam, water, electricity, labor, supplies, or any other cause beyond Landlord's reasonable control. Except in the case of an emergency, Landlord agrees to provide Tenant with four (4) days notice prior to such stoppage of service(s). In any event whereby Tenant elects, at its sole cost and expense, to utilize an alternate means of power (i.e. emergency generator), Landlord agrees to cooperate with Tenant in locating and installing such alternate means of power, to enable Tenant to continue to operate.

      Section 8.6 Janitorial Services. Landlord shall cause the Premises, including the exterior and interior of the windows thereof, to be cleaned in a manner standard to the Building. Tenant shall pay to Landlord on demand, the cost incurred by Landlord for: (a) extra cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or subtenants or its employees or visitors; (ii) the use of portions of the Premises for purposes requiring greater or more difficult cleaning work than normal office areas;
(iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) non-building standard materials or finishes installed by Tenant or at its request; (b) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times; and (c) the use of the Premises by Tenant other than during business hours on business days, only to the extent that such additional cleaning is requested by Tenant.

                                   ARTICLE IX

                        LANDLORD'S AND TENANT'S PROPERTY

      Section 9.1 Landlord's Property. All fixtures, Landlord's equipment relating to the operation or maintenance of the Building or Premises (i.e. plumbing, electrical, HVAC), improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, and shall be deemed the property of Landlord ("Landlord's Property") and shall not be removed by Tenant except as otherwise specifically set forth herein. Further, any carpeting or other personal property in the Premises on the Commencement Date, shall not be removed by Tenant.

      Section 9.2 Tenant's Property. All moveable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of moveable personal property owned by Tenant and located in the Premises (hereinafter collectively referred to as "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term of this Lease, provided Tenant is not in default hereunder. In the event Tenant's Property is so removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof and restore the Premises to the same physical condition and layout as they existed at the time Tenant was given possession of the Premises.

      Section 9.3 Removal of Tenant's Property. At or before the Expiration Date of this Lease, or within five (5) days after any earlier termination hereof, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property, and shall restore the Premises to the same physical condition and layout as they existed at the time Tenant was given possession of the Premises, reasonable wear and tear excepted. Any other items of Tenant's Property which shall remain in the Premises after the Expiration Date of this Lease, or after a period of five (5) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord. Landlord may request Tenant to remove and pay to Landlord the cost of repairing any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property and the coat of restoring the Premises to the same physical condition and layout as they existed at the time Tenant was given possession of the Premises, reasonable wear and tear excepted.

      Section 9.4 Landlord's Lien and Security Interest. As security for the performance of Tenant's obligations under this Lease, Tenant hereby grants to Landlord a security interest in and Landlord's lien upon all of Tenant's Property located in the Premises. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact and empowers Landlord to execute on Tenant's behalf a UCC-l Financing Statement, renewals and terminations thereof, for the purpose of perfecting Landlord's security interest. Notwithstanding the foregoing, however, in the event tenant leases or finances equipment necessary for its business operation, or Tenant's lender otherwise requires a lien on Tenant's equipment in connection with a loan relating to Tenant's business, Landlord agrees to execute a Landlord's Waiver of Lien.

                                    ARTICLE X

                                    INSURANCE

      Section 10.1 Tenant's Insurance.

      l. Tenant shall, during the Term of this Lease, maintain insurance against public liability, including that from personal injury or property damage in or about the Premises resulting from the occupation, use or operation of the Premises, insuring both Landlord and Tenant, in amount of not less than One Million ($1,000,000) Dollars Combined Single Limit for both bodily injury and property damage.

      2. Tenant shall maintain insurance upon all property in the Premises owned by Tenant, or for which Tenant is legally liable, and shall provide Landlord with evidence of same. The insurance specified herein shall provide protection against perils included within the standard Florida form of fire and extended coverage insurance policy, together with insurance against vandalism and malicious mischief.

      3. All policies of insurance provided for in Section 10.1 shall be issued in a form acceptable to Landlord by insurance companies with general policyholder's rating of "A" as rated in the most current available "Best's Insurance Reports", and qualified to do business in Florida. Each and every such policy:

      (a) shall be issued in the name of Tenant and shall include Landlord and any other parties in interest designated in writing by notice from Landlord to Tenant as additional insureds;

      (b) shall be for the mutual and joint benefit and protection of Landlord and Tenant and any such other parties in interest named as additional insureds;

      (c) shall (or a certificate thereof shall) be delivered to Landlord and any such other parties in interest within ten (10) days before delivery of possession of the Premises to Tenant and thereafter, within thirty (30) days prior to the expiration of each policy, and as often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained in like manner and to like extent;

      (d) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any cancellation, termination or lapse, or the effective date of any reduction in the amount of insurance;

      (e) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry; and

      (f) shall contain a provision that Landlord and any such other parties in interest, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant.

      4. Any insurance provided for in Section 10.1 may be maintained by means of a policy or policies of blanket insurance, provided, however, that: (i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as additional insureds thereunder as their interests may appear; (ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) the requirements set forth in this
ARTICLE X are otherwise satisfied.

      5. These insurance requirements are subject to modification in the event any Superior Mortgagee (hereafter defined) of Landlord requires different insurance. In such event, the reasonable requirements of such Superior Mortgagee shall control.

      Section l0.1(a) Landlord's Insurance. Landlord represents that it has in effect during the Term hereof, sufficient insurance covering the Building and the Property, and agrees to provide Tenant evidence of same upon Tenant's request.

      Section 10.2 Destruction of the Premises or Building. If, during the Term hereof, the Premises and/or the Building are damaged by reason of fire or other casualty to the extent the Premises are rendered untenantable, Tenant shall give immediate notice thereof to Landlord. Subject to the prior rights of any Superior Mortgagee, Landlord shall restore the Premises and/or the Building to substantially the same condition they were in immediately before said destruction. Landlord agrees to promptly commence such repair work and to diligently proceed to restore the Premises. If the restoration can be accomplished within 120 working days after the date Landlord receives notice of the destruction, such destruction shall not serve to terminate this Lease. However, in the event such repair and restoration is not complete within 120 days, Landlord agrees to provide Tenant with Substitute Premises (as defined in Section 24.1 below. If such Substitute Premises is not available or is unacceptable to Tenant, either party may terminate this Lease as of the date of destruction. If Landlord reasonably determines that the restoration cannot reasonably be anticipated to be performed within the time stated in this Section, then within 30 days of such destruction, Landlord shall notify Tenant in writing and either party may terminate this Lease. If Tenant fails to terminate this Lease and restoration is permitted under existing laws, Landlord, at its election, may restore the Premises and/or the Building, within a reasonable period of time, and this Lease shall continue in full force and effect. Rent shall be abated during the period in which the Premises (or portion thereof on a prorated basis) are rendered untenantable as a result of such damage, unless said damage was caused by the negligence or intentional wrongful act of Tenant or its employees, agents or invitees. Should Landlord elect to terminate this Lease, the entire insurance proceeds shall be and remain the outright property of Landlord, subject to the prior rights of any Superior Mortgagee, and except any proceeds received for Tenant's Property.

                                   ARTICLE XI

                        ALTERATIONS AND MECHANIC'S LIENS

      Section 11.1 Alterations by Tenant. No alterations shall be made by Tenant unless the following conditions are met:

      (a) Tenant shall have received the prior written consent of Landlord, which consent shall not be unreasonably withheld;

      (b) all such alterations or improvements shall be performed by Landlord at Tenant's expense, or by a contractor approved by Landlord;

      (c) Tenant shall have procured all permits, licenses and other authorizations required for the lawful and proper undertaking thereof;

      (d) all alterations when completed shall be of such a nature as not to (i) reduce or otherwise adversely affect the value of the Premises; (ii) diminish the general utility or change the general character thereof;
      (iii) result in an increase of the Operating Expenses, or (iv) adversely affect the mechanical, electrical, plumbing, security or other such systems of the Building or the Premises;

      (e) all alterations made by Tenant shall remain on and be surrendered with the Premises on expiration or earlier termination of this Lease, except that Landlord can elect, within thirty (30) days before expiration or earlier termination of the Lease, to require Tenant to remove any and all alterations Tenant has made to the Premises;

      Section 11.2 Construction Liens. Tenant agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes or other work done by Tenant to the Premises and further agrees to indemnify and hold harmless Landlord from and against any and all such costs and liabilities incurred by Tenant, and against any and all construction liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the Premises or the Building or site on which it is located. Notwithstanding anything to the contrary in this Lease, the interest of Landlord in the Premises shall not be subject to liens for improvements made by or for Tenant, whether or not the same shall be made or done in accordance with any agreement between Landlord and Tenant, and it is specifically understood and agreed that in no event shall Landlord or the interest of Landlord in the Premises be liable for or subjected to any construction liens for improvements or work made by or for Tenant; and this Lease specifically prohibits the subjecting of Landlord's interest in the Premises to any construction liens for improvements made by Tenant or for which Tenant is responsible for payment under the terms of this Lease. All persons dealing with Tenant are hereby placed upon notice of this provision. In the event any notice or claim of lien shall be asserted of record against the interest of Landlord in the Premises or Building or the site on which it is located on account of or growing out of any improvement or work done by or for Tenant, or any person claiming by, through or under Tenant, for improvements or work the cost of which is the responsibility of Tenant, Tenant agrees to have such notice of claim of lien cancelled and discharged of record as a claim against the interest of Landlord in the Premises, the Building or the Property (either by payment or bond as permitted by law), within ten (10) days after notice to Tenant by Landlord, and in the event Tenant shall fail to do so, Tenant shall be considered in default under this Lease.

                                   ARTICLE XII

                            ASSIGNMENT AND SUBLETTING

      Section 12.1 Tenant's Transfer.

      (a) Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity (except Tenant's authorized representatives) to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and, at Landlord's election, shall constitute a default hereunder. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Section. Notwithstanding the foregoing, however, Tenant may assign this Lease or sublease the Premises to any entity which is an affiliate of Tenant or to an entity which purchases all or substantially all of Tenant's assets.

      (b) If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any partner/or partners owning 50% or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment.

      (c) If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling percentage of the capital stock of Tenant, or the sale of 51% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors, shall be deemed a voluntary assignment.

      (d) Landlord may consent to the sublease of all or any part of the Premises provided Tenant and the sublessee enter into a sublease incorporating the same terms and conditions as contained herein (exclusive of rent), and Landlord shall be entitled to receive the total amount of any increased Rent, including sales tax, paid by a sublessee or assignee.

      (e) Any assignment agreed to by Landlord shall be evidenced by a validly executed Assignment and Assumption of Lease Agreement. Any attempted transfer, assignment, subletting, mortgaging or encumbering of this Lease in violation of this Section shall be void and confer no rights upon any third person. Such attempt shall constitute a material breach of this Lease and entitle Landlord to the remedies provided for default.

      (f) If, without such prior written consent, this Lease is transferred or assigned by Tenant, or if the Premises, or any part thereof, are sublet or occupied by anybody other then Tenant, whether as a result of any act or omission by Tenant, or by operation of law or otherwise, Landlord may, in addition to and not in diminution of, or substitution for, any other rights and remedies under this Lease, or pursuant to law to which Landlord may be entitled as a result thereof, collect Rent directly from the transferee, assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved.

      Section 12.2 Tenant's Liability. Notwithstanding any assignment or sublease, and notwithstanding the acceptance of Rent by Landlord from any such assignee or sublessee, unless Landlord exercises its right set forth in Section
12.3 below, Tenant shall continue to remain liable for the payment of Rent hereunder and for the performance of all of the agreements, conditions, covenants and terms herein contained.

      Section 12.3 Landlord's Right of Cancellation. Notwithstanding anything contained herein to the contrary, should Tenant desire to assign the Lease or sublease the Premises, Landlord shall have the right, but not the obligation, to cancel and terminate the Lease and deal with Tenant's prospective assignee or sublessee directly and without any obligation to Tenant. The foregoing shall not apply to an assignment or sublease as permitted pursuant to the last sentence of
Section 12.1(a).

      Section 12.4 Landlord's Transfer. Landlord shall have the right to sell, mortgage, or otherwise encumber or dispose of Landlord's interest in the Premises, the Building, the Property and this Lease.

      Section 12.5 Minimum Rental Requirement. Except as permitted pursuant to the last sentence of Section 12.1, Tenant may not, under any circumstances, assign this Lease or sublet the Premises or any part thereof until at least ninety (90%) percent of the rentable space in the Building has been leased by Landlord.

                                  ARTICLE XIII

                                   OBLIGATIONS

      Section 13.1 Obligations of Tenant. Tenant shall, during the Term of this Lease, at its sole cost and expense, comply with all valid laws, ordinances, regulations, orders and requirements of any governmental authority which may now or hereafter be applicable to the Premises or to its use, whether or not the same shall interfere with the use or occupancy of the Premises, arising from (a) Tenant's use of the Premises; (b) the manner or conduct of Tenant's business or operation of its installations, equipment or other property therein; (c) any cause or condition created by or at the instance of Tenant; or (d) breach of any of Tenant's obligations hereunder; and Tenant shall pay all of the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.

      Section 13.2 Rules and Regulations. Tenant shall also comply with all rules and regulations now existing (see Exhibit "E"), or as may be subsequently applied by Landlord to all tenants of the Building.

                                   ARTICLE XIV

                 RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

      Section 14.1 Payment or Performance. Landlord shall have the right, upon ten (10) days prior written notice to Tenant (or without notice in case of emergency or in order to avoid any fine, penalty, or cost which may otherwise be imposed or incurred), following the expiration of any applicable cure period, to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable attorney's fees. Nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant, and the exercise of the right to do so shall not constitute a release of any obligation or a waiver of any default.

      Section 14.2 Reimbursement. All payments made and all reasonable costs and expenses incurred in connection with Landlord's exercise of the right set forth in Section 14.1, shall be reimbursed by Tenant within ten (10) days after receipt of a bill setting forth the amounts so expended, together with interest at the annual rate of 18% from the respective dates of the making of such payments or the incurring of such costs and expenses. Any such payments, costs and expenses made or incurred by Landlord may be treated as Additional Rent owed by Tenant.

                                   ARTICLE XV

                        NON-LIABILITY AND INDEMNIFICATION

      Section 15.1 Non-Liability of Landlord. Neither Landlord, nor any beneficiary, joint venture partner, agent, servant, or employee of Landlord, nor any Superior Mortgagee (as defined in Article XX below), shall be liable to Tenant for any loss, injury, or damage to Tenant or to any other person, or to its property, unless caused by or resulting from the negligence or intentional wrongful act of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or the Building, subject to the doctrine of comparative negligence in the event of contributory negligence on the part of Tenant or any of its subtenants, licensees, employees, agents or contractors. Tenant recognizes that any Superior Mortgagee will not be liable to Tenant for injury, damage or loss caused by or resulting from the negligence of Landlord. Further, unless caused by the intentional negligence or willful misconduct of Landlord, its agents, servants or employees, neither Landlord, nor any Superior Mortgagee, nor any joint venture partner, director, officer, agent, servant, or employee of Landlord shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; or (b) for incidental or consequential damages or lost profits arising out of any loss of use of the Premises, or any equipment or facilities therein, by Tenant or any person claiming through or under Tenant.

      Section 15.2 Indemnification by Tenant. Tenant hereby agrees to indemnify Landlord and hold it harmless from and against all claims, actions, damages, liability, and expenses which may arise in connection with bodily injury, loss of life, and/or damage to property arising from or out of any occurrence in, upon, or at the Demised Premises, or the occupancy or use by Tenant of the Demised Premises or any part thereof, or occasioned totally or in part by any negligent act or omission of Tenant, its agents, contractors, employees, servants, or subtenants unless such damage is due to the negligent act or omission of Landlord, its agents or employees. In case Landlord shall, without fault on its part or that of its agents, servants or employees, be made a party to any litigation commenced by or against Tenant in connection with the Demised Premises, Tenant hereby agrees to hold Landlord harmless and pay all costs, expenses, and reasonable attorney's fees and costs incurred by Landlord in connection with such litigation. Tenant also agrees to pay all costs, expenses, and reasonable attorney's fees which may be incurred by Landlord in enforcing the obligations of Tenant under this Lease. To the maximum extent permitted by law, Tenant agrees to use and occupy the Demised Premises at Tenant's own risk.

      Section 15.3 Independent Obligations; Force Majeure. The obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies, labor or materials, acts of God or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control. Tenant shall not hold Landlord liable for any latent defect in the Premises or the Building nor shall Landlord be liable for injury or damage to person or property caused by fire, theft, or resulting from the operation of elevators, heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, or dampness, which may leak or flow from any part of the Building, or from the pipes, appliances or plumbing work of the same.

                                   ARTICLE XVI

                                     DEFAULT

      Section 16.1 Events of Default. Tenant shall be in default under this Lease if any one or more of the following events shall occur:

      (a) Tenant shall fail to pay any installment of the Rent and/or any expanses called for hereunder as and when the same shall become due and payable, and such default shall continue for a period of five (5) days after Tenant's receipt of Landlord's written notification; or

      (b) Tenant shall default in the performance of or compliance with any of the other terms or provisions of this Lease, and such default shall continue for a period of thirty (30) days after the giving of written notice thereof from Landlord to Tenant, or, in the case of any such default which cannot, with bona fide due diligence, be cured within said thirty (30) days, Tenant shall fail to proceed within said thirty (30) day period to cure such default and thereafter to prosecute the curing of same with all due diligence (it being intended that as to a default not susceptible of being cured with due diligence within such period of thirty
      (30) days, the time within which such default may be cured shall be extended for such period as may be necessary to permit the same to be cured with due diligence); or

      (c) Tenant shall assign, transfer, mortgage or encumber this Lease or sublet the Premises in a manner not permitted by ARTICLE XII; or

      (d) Tenant shall file a voluntary petition in bankruptcy or any Order for Relief be entered against it, or shall file any petition or answer seeking any arrangement, reorganization, composition, re-adjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Tenant of all or any substantial part of Tenant's properties; or

      (e) If any creditor of Tenant shall file a petition in bankruptcy against Tenant or for reorganization of Tenant, under state or federal law, and if such petition is not discharged within ninety (90) days after the date on which it is filed;

then, and in any such event, or during the continuance thereof (subject to the time period described in subparagraph (e) above), Landlord may, at its option, by written notice to Tenant, designate a date not less than five (5) days from the giving of such notice on which this Lease shall end, and thereupon, on such date, this Lease and all rights of Tenant hereunder shall terminate.

      Section 16.2 Surrender of Premises. Upon any such termination of this Lease, Tenant shall surrender the Premises to Landlord, and Landlord, at any time after such termination, may, without further notice, re-enter and repossess the Premises without being liable to any prosecution or damages therefore, and no person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises.

      Section 16.3 Reletting. At any time or from time to time after any such termination of this Lease, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms and on such conditions as Landlord, in its sole discretion, may determine, and may collect and receive the rents therefore. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

      Section 16.4 Survival of Obligations. No termination, pursuant to this
ARTICLE XVI, shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination.

      Section 16.5 Holdover. Should Tenant hold over and remain in possession of the Premises at the expiration of any Term hereby created, Tenant shall, by virtue of this Section, become a Tenant at sufferance and shall pay Landlord twice the Rent per month of the last monthly installment of Rent above provided to be paid. Said tenancy at sufferance shall be subject to all the conditions and covenants of this Lease as though the same had been a tenancy at sufferance instead of a tenancy as provided herein, and Tenant shall give to Landlord at least thirty (30) days prior written notice of any intention to vacate the Premises, and shall be entitled to ten (10) days prior notice of any intention of Landlord to evict Tenant from the Premises in the event Landlord desires possession of the Premises; provided, however, that said Tenant at sufferance shall not be entitled to ten (10) days notice in the event the said Rent is not paid in advance without demand, the ten (10) days written notice otherwise required being hereby expressly waived.

                                  ARTICLE XVII

                                DAMAGES/REMEDIES

      Section 17.1 Damages. In the event this Lease is terminated under the provisions or any provisions of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord, as damages, at the election of Landlord, either:

      (a) The present value of the entire amount of the Rent which would have become due and payable during the remainder of the Term of this Lease, in which event Tenant agrees to pay the same at once, together with all Rent theretofore due, at Landlord's address as provided herein; provided, however, that such payment shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment in advance of the Rent for the remainder of the said Term. Such present value shall be determined utilizing a discount rate of six percent (6%). The acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease. If Landlord elects the remedy given in this section 17.1(a), then same shall be Landlord's sole remedy for such default; or

      (b) Sums equal to the Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor following such termination through the Expiration Date of this Lease.

      If Landlord, at its option shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents, as and when received by Landlord, the expenses incurred or paid by Landlord in terminating this Lease and in securing possession thereof, as well as the expenses of reletting, including, without limitation, the alteration and preparation of the Premises for new tenants, brokers' commissions, attorneys' fees and all other expenses properly chargeable against the Premises and the rental therefrom. It is hereby understood that any such reletting may be for a period shorter or longer than the remaining Term of this Lease but in no event shall Tenant be entitled to receive any excess of such net rents over the sum payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant hereto to a credit in respect of any net rents from a reletting, except to the extent that such rents are actually received by Landlord.

      Notwithstanding anything contained in this Article XVII to the contrary, in the event Landlord elects option (a) above, Tenant's liability for the payment of accelerated Rent shall be limited to an amount equal to one (1) year's Base Rent, Additional Rent and Sales Tax thereon at the rental rate which would have otherwise been applicable, as well as any past due Rents, and Landlord shall thereafter be free to relet the Premises to a third party tenant with no obligation to Tenant for the payment of any rents received from such reletting.

      Section 17.2 Remedies. Lawsuits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired, nor limit or preclude recovery by Landlord against Tenant of any sums or damages which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. All remedies of Landlord provided for herein, or otherwise at law or in equity, shall be cumulative and concurrent.

                                  ARTICLE XVIII

                                 EMINENT DOMAIN

      Section 18.1 Taking. If the whole of the Building or the Premises or if more than 20% of the Building or the Property shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, which materially affects Tenant's use and occupancy of the Premises, this Lease shall terminate as of the date of vesting of title as a result of such taking, and the Base Rent and Additional Rent shall be prorated and adjusted as of such date.

      Section 18.2 Award. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom, except to the extent that Tenant shall be entitled to compensation based upon damages sustained to Tenant's Property. Tenant shall not be precluded from taking its own action against the condemning authority.

      Section 18.3 Temporary Taking. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this Lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much as represents the period after such Expiration Date. All monies received by Landlord as, or as part of, an award for temporary use and occupancy for a period beyond the date through which the Rent has been paid by Tenant, shall be held and applied by Landlord as a credit against the Rent becoming due hereunder.

      Section 18.4 Partial Taking. In the event of any taking of less than the whole of the Premises, the Building and/or the Property, which does not result in termination of this Lease: (a) subject to the prior rights of a Superior Mortgagee, Landlord, at its expense, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which are Tenant's Property) to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable), so as to constitute a complete and tenantable Building and Premises; and (b) Tenant, at its expense, shall proceed with reasonable diligence to repair the remaining parts of the Premises which are deemed Tenant's Property pursuant hereto, to substantially their former condition to the extent feasible, subject to reasonable changes which Tenant shall deem desirable. Such work by Tenant shall be deemed alterations as described in Section 11.1 hereinabove. In the event of any partial taking, Tenant shall be entitled to a reduction in Rent for the remainder of the Lease Term following such partial taking based upon the percentage of space taken relative to the original Premises leased.

                                   ARTICLE XIX

                                 QUIET ENJOYMENT

      Section 19.1 Quiet Enjoyment. Landlord agrees that Tenant, upon paying all Rent and all other charges herein provided for and observing and keeping the covenants, agreements, terms and conditions of this Lease and the rules and regulations of Landlord affecting the Premises on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease.

                                   ARTICLE XX

                  NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT

      Section 20.1 Non-Disturbance. So long as Tenant is not in default under the terms and conditions of this Lease, Tenant's possession and occupancy of the Premises and Tenant's rights and privileges under this Lease shall not be diminished or transferred by any mortgagee or purchaser. This particular provision shall be binding upon any assigns or successors in interest to Landlord. Notwithstanding the subordination and attornment of this Lease to any superior mortgage which presently exists or which may hereafter be made, or to any renewal, modification, replacement or extension hereafter of any superior lease or any superior mortgage, the holder of such superior mortgage or lease, by separate recordable agreement, shall agree that as long as this Lease in effect, that Tenant shall not be evicted from the Premises without cause. The Lease and Tenant's occupancy shall not be adversely affected by any default, disaffirments, or other termination of any superior lease or mortgage where the transfer of the Property in which these Premises are located. Said Non-Disturbance Agreement shall also include attornment provisions satisfactory to superior mortgagees.

      Section 20.2 Subordination. This Lease, and all rights of Tenant hereunder, are and shall be subordinate to any mortgage or other encumbrance, whether now of record or recorded after the date of this Lease, affecting the Premises, the Building or the Property. Notwithstanding that such subordination is self-operative without any further act of Tenant, Tenant shall, from time to time, within ten (10) days of request from Landlord, execute and deliver any documents or instruments that may be required by a Superior Mortgagee to confirm such subordination. Any mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage", and the holder of a Superior Mortgage is hereinafter referred to as a "Superior Mortgagee".

      Section 20.3 Notice to Landlord and Superior Mortgagee. If any act or omission of Landlord would give Tenant the right, immediately or after the lapse of a period of time, to cancel this Lease or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and any Superior Mortgagee whose name and address shall previously have been furnished to Tenant; and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee shall have become entitled under such Superior Mortgage to remedy the same.

      Section 20.4 Attornment. If any Superior Mortgagee shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such Superior Mortgagee, Tenant shall attorn to and recognize such Superior Mortgagee as Tenant's Landlord under this Lease, and shall promptly execute and deliver any instrument such Superior Mortgagee may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct Lease between such Superior Mortgagee and Tenant, upon all terms, conditions, and covenants as set forth in this Lease, except that the Superior Mortgagee shall not: (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment, unless such modification or prepayment shall have been previously approved in writing by such Superior Mortgagee. Further, upon such attornment, Landlord shall be released from any future obligations hereunder.

                                   ARTICLE XXI

                           LANDLORD'S RIGHT OF ACCESS

      Section 21.1 Access for Maintenance and Repair. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows, and doors bounding the Premises, all of the Building including, without limitation, exterior walls, core interior walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks, or other facilities of the Building, and the use thereof, as well as access thereto throughout the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord. Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises. Landlord shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's covenants and obligations hereunder, provided Landlord shall not unreasonably interfere with Tenant's use or occupancy of the Premises. Landlord and its agents shall have the right to enter upon the Premises for the purpose of making any repairs therein or thereto which shall be considered necessary or desirable by Landlord, in such a manner as not to unreasonably interfere with Tenant in the conduct of Tenant's business on the Premises; and in addition, Landlord and its agents shall have the right to enter the Premises at any time in cases of emergency.

      Section 21.2 Access for Inspection and Showing. Upon reasonable notice to Tenant and during normal business hours, Landlord and its agents shall have the right to enter and/or pass through the Premises to examine the Premises and to show them to actual and prospective purchasers, mortgagees or lessors of the Building. During the period of six (6) months prior to the Expiration Date of this Lease, Landlord and its agents may exhibit the Premises to prospective tenants.

      Section 21.3 Landlord's Alterations and Improvements. If, at any time, any windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building, other than the Premises, is temporarily closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease, provided Landlord does not unreasonably interfere with Tenant's use or occupancy of the Premises. Landlord reserves the right to make such changes, alterations, additions, and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, doors, halls, passages, elevators, escalators and stairways thereof, and other public portions of the Building, as Landlord shall deem necessary or desirable, and no such alterations or changes shall be deemed a breach of Landlord's covenant of quiet enjoyment or a constructive eviction, provided Landlord does not unreasonably interfere with Tenant's use or occupancy of the Premises.

                                  ARTICLE XXII

                             SIGNS AND OBSTRUCTIONS

      Section 22.l Signs. Tenant shall not place or suffer to be placed or maintained upon any exterior door, roof, wall or window of the Premises or the Building, any sign, awning, canopy or advertising matter of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises except as approved by Landlord, and will not place or maintain any freestanding standard within or upon the Common Area of the Building or immediately adjacent thereto, without first obtaining Landlord's express prior written consent. No exterior or interior sign visible from the exterior of the Building shall be permitted. Tenant further agrees to maintain any such signage approved by Landlord in good condition and repair at all times and to remove the same at the end of the Term of this Lease if requested by Landlord. Upon removal thereof, Tenant agrees to repair any damage to the Premises caused by such installation and/or removal.

      Section 22.2 Obstructions. Tenant shall not obstruct the sidewalks, parking lots or other public portions of the Building or the Property in any manner whatsoever.

                                  ARTICLE XXIII

                                     NOTICES

      Section 23.1 Notices. Any notice or other information required or authorized by this Lease to be given by either party to the other may be given by hand or sent (by certified mail, return receipt requested with all postage prepaid, telex, cable, facsimile transmission or comparable means of communication) to the other party at the address stated below. Any notice or other information given by mail pursuant to this Section which is not returned to the sender as undelivered shall be deemed to have been given on the fifth
(5th) day after the envelope containing any such notice or information was properly addressed, pre-paid, registered and mailed. The fact that the envelope has not been so returned to the sender shall be sufficient evidence that such notice or information has been duly given. Any notice or other information sent by telex, cable, facsimile transmission or comparable means of communication shall be deemed to have been duly sent on the date of transmission, provided that a confirming copy thereof is sent by first class pre-paid mail to the other party, at the address stated below, within twenty-four (24) hours after transmission.

      AS TO LANDLORD:          STILES WEST ASSOCIATES, LTD.
                               c/o Stiles Property Management
                               6400 North Andrews Avenue
                               Fort Lauderdale, Florida 33309
                               Fax No. (305) 771-0416

      AS TO TENANT:            URSUS TELECOM CORPORATION
                               440 Sawgrass Parkway, Suite 112
                               Sunrise, Florida 33325
                               Attn: Luca Giussani
                               Fax No. _____________________

      The above addresses may be changed at any time by giving thirty (30) days prior written notice as above provided. In addition to the foregoing, any notices of a legal nature shall be copied to:

                               Stiles Corporation
                               6400 N. Andrews Avenue
                               Fort Lauderdale, Florida 33309
                               Attn:  Legal Department
                               Fax No. (305) 771-0416

      and to:                  Arnold O. Shevin, Esquire
                               Stroock, Stroock & Lavan
                               200 S. Biscayne Blvd., Suite 3300
                               Miami, Florida 33131
                               Fax No. ______________________

                                  ARTICLE XXIV

                                  MISCELLANEOUS

      Section 24.1 Substitute Premises. At any time during the Term of this Lease, Landlord shall have the right to request in writing that Tenant move to substitute premises situated within the Building ("Substitute Premises"). The Substitute Premises shall contain the same approximate square footage, shall contain similar decor as the Premises and shall provide the same fiber optic technical abilities as the Premises. Except for the change in designation of Premises, all provisions of this Lease shall remain the same. Landlord shall pay the cost of relocating Tenant and its technical equipment, the reasonable cost of reprinting Tenant's stationery, and all costs of preparing and decorating, the Substitute Premises. Tenant shall have thirty (30) days from the date of Landlord's request to accept the Substitute Premises. If Tenant refuses to accept the Substitute Premises or fails to reply to Landlord's request within the time stated, or no Substitute Premises is available, either party may, at its option, terminate this Lease upon thirty (30) days written notice to the other party. If Tenant accepts the Substitute Premises, Tenant shall have four
(4) months from the date of landlord's request, to relocate to the Substitute Premises. Landlord represents that such relocation will be accomplished in a manner that will result in Tenant having no interruption of the service it provides to its customers and any expenses incident to same shall be borne by Landlord.

      Section 24.2 Environmental Indemnity. Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, claim, liability, damages, injuries to person, property, or natural resources, cost, expense, action or cause of action, arising in connection with the release or presence of any "Hazardous Substances" at the Premises, through the acts of Tenant, its employees, agents or invitees acting with Tenant's authority, whether foreseeable or unforeseeable, regardless of the source of such release and when such release occurred or such presence is discovered. The foregoing indemnity includes, without limitation, all costs in law or in equity of removal, remediation of any kind, and disposal of such Hazardous Substances, all costs of determining whether the Premises is in compliance and to cause the Premises to be in compliance with all applicable environmental laws, all costs associated with claims for damages to persons, property, or natural resources, and Landlord's reasonable attorneys' and consultants' fees and court costs. This indemnity shall survive the expiration or earlier termination of this Lease. For the purposes of definition,

Hazardous Substances means any toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PBCs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act 49 U.S.C. Section 1802 et seq.

      Section 24.3 Radon Gas. Pursuant to Florida Statutes, Section 404.056[8], the following disclosure is required by law: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

      Section 24.4 Broker Commission. Landlord and Tenant covenant, warrant and represent that Stiles Realty Co. (hereinafter "Broker") was instrumental in bringing about and/or consummating this Lease. Further, neither Landlord nor Tenant have had any conversations or negotiations with any broker except Broker concerning the leasing of the Premises. Both parties agree to indemnify the other against and from any claims for any brokerage commissions (except those payable to Broker) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses for any breach of the foregoing. This indemnity shall survive the expiration or earlier termination of this Lease. Landlord shall pay all brokerage commissions due Broker in accordance with a separate agreement between Landlord and Broker.

      Section 24.5 Financial Statements. Throughout the Term of this Lease, Tenant shall provide Landlord, at the request of Landlord, its most current and complete financial statement including, but not limited to, its balance sheet and profit and loss statement.

      Section 24.6 Estoppel Certificates. Each party agrees, at any time and from time to time as requested by the other party, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent and Additional Rent have been paid, stating whether or not the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default, and stating whether or not any event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event. Each party shall also include in any such statements such other information concerning this Lease as the other party may reasonably request. In the event either party fails to comply with this Section, such failure shall constitute a material breach of the Lease. If Tenant fails to execute the initial Estoppel Certificate, Rent shall continue to accrue, but Landlord shall be under no obligation to deliver possession of the Premises.

      Section 24.7 No Recordation. This Lease shall not be recorded by Tenant in the Public Records of Broward County, Florida, or in any other place. Any attempted recordation by Tenant shall render this Lease null and void and entitle Landlord to the remedies provided for Tenant's default. However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a Memorandum of Lease with respect to this Lease, and a Memorandum of Modification of Lease with respect to any modification of this Lease, sufficient for recording. Such Memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

      Section 24.8 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Florida. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease shall remain in full force and effect. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease on either party's part to be performed, shall be deemed and construed as a separate and independent covenant of either party, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender, as the context may require.

      Section 24.9 Relationship of Parties. Nothing contained in this Lease will be deemed or construed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

      Section 24.10 Capacity to Execute Lease. If Tenant is other than a natural person, tenant represents that it is legally constituted, in good standing and authorized to conduct business in the State of Florida. Tenant further represents that the person who is executing this Lease on its behalf has the full power and authority to perform such execution and deliver the Lease to Landlord, and that upon such execution and delivery, the Lease shall be valid and binding upon Tenant in accordance with its respective terms and conditions. To further evidence the foregoing, upon request by Landlord, Tenant shall deliver to Landlord an appropriate corporate or partnership resolution specifying that the signator to the Lease has been duly authorized to execute same on behalf of Tenant.

      Section 24.11 Exculpation of Landlord. Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Property, and neither Landlord nor any of the partners of Landlord, nor any officer, director, or shareholder of Landlord, shall have any personal liability whatsoever with respect to this Lease.

      Section 24.12 Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises.

      Section 24.13 Attorneys's Fees. In connection with any litigation arising out of this lease, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees through and including appellate litigation and any post judgment proceedings.

      Section 24.14 Expansion Area. Tenant agrees that, upon the availability of Suite 110, which Landlord represents will be no later than April 30, 1994, that it will lease Suite 110 within the Building consisting of approximately 1,214 rentable square feet (hereinafter referred to as the "Expansion Area") as depicted on Exhibit "G" attached hereto and made a part hereof. The Rent for the Expansion Area shall be the Rent then in effect for the Demised Premises. Said Expansion Area shall be leased upon the same terms and conditions contained herein and shall be co-terminous with the Demised Premises. At the time of expansion Landlord shall, at Landlord's expense, create an opening for adequate passage between the Premises and the Expansion Area. Otherwise, tenant agrees to accept possession of the

Expansion area in its as-is condition. Landlord shall provide Tenant with not less then thirty (30) days prior written notice of the availability of Suite 110.

      Section 24.15 Option to Terminate. Landlord hereby grants to Tenant the option to terminate this Lease in the event that Tenant relocates to another Stiles-owned building or purchases Stiles-owned buildings or land within the Park.

      Section 24.16 Option to Renew. Provided Tenant has not defaulted under any of the terms or conditions hereof, Landlord grants to Tenant the option to renew this Lease (the "Renewal Option") for one additional term of three years upon the same terms and conditions as contained herein including the Base Rent Adjustment referenced in Section 2.2 above. Tenant shall exercise this Renewal Option by providing Landlord with not less than ninety (90) days notice prior to the expiration of the Term hereof. This Renewal Option shall inure only to Tenant and shall not to that of any subtenant or assignee of Tenant.

      Section 24.17 Landlord's Representation. Landlord hereby represents that it is the owner of the Premises being leased hereunder, and that Terry W. Stiles has the full power and authority to execute this Lease on its behalf.

      Section 24.18 Installation of Security System. Notwithstanding anything contained to the contrary herein or in the Rules and Regulations attached hereto as Exhibit "E", Landlord grants Tenant permission to install a security system at the Premises, the installation and maintenance of which shall be at Tenant's sole cost and expense. Tenant agrees to provide Landlord's Property Manager with the security code or key to the system, which Landlord represents will be kept in safekeeping and used only in the case of an emergency. Upon expiration or earlier termination of this Lease, Tenant agrees, upon Landlord's request, to remove the system and repair any damage caused by its installation.

      Section 24.19 Entire Agreement. This Lease constitutes the entire understanding between the parties and shall bind the parties hereto, their successors and assigns. No representations, except as herein expressly set forth, have been made by either party to the other, and this Lease cannot be amended or modified except by a writing signed by Landlord and Tenant.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

                                             "LANDLORD"
Signed, sealed and delivered            Stiles West Associates, Ltd.,
in the presence of:                     a Florida limited partnership
                                          By:  Glades Associates, Ltd.,
                                               a Florida limited
                                               partnership, its General
                                               Partner
/s/ Karen Sherman                         By:  Glades Park, Inc., a
----------------------------                   Florida corporation,
                                               General Partner


/s/ J. Nassina                            By:  /s/ Terry W. Stiles
----------------------------                   ----------------------------
                                               Terry W. Stiles
                                               its President


                                             "TENANT"
/s/ [ILLEGIBLE]                         Ursus Telecom Corporation,
----------------------------            a Florida corporation


/s/ [ILLEGIBLE]                           BY:  /s/ [ILLEGIBLE]
----------------------------                   ----------------------------
                                               [ILLEGIBLE], PRESIDENT
                                               ----------------------------
                                               Print Name & Title

                                   EXHIBIT "A"

                                   FLOOR PLAN


                                [GRAPHIC OMITTED]


Landlord's Work:    Touch up paint where necessary

                    provide door for opening between
                    display area and reception area

                                   EXHIBIT "3"
                           =========================
                                LEGAL DESCRIPTION
                           =========================
                                LAND DESCRIPTION

                          SAWGRASS LOTS 10, 11 AND 12

A portion of Parcel 1, MARINA WEST PARCEL A, according to the plot thereof, as recorded in Plot book 121, Page 17 of the Public Records of Broward County, Florida, more particularly described as follows:

BEGINNING at the Northeast corner of said Parcel 1:

THENCE along the East line of said Parcel 1 and the Westerly Right-of-Way line of Northwest 136th Avenue, as shown on said plot of MARINA WEST PARCEL A, and amended by Resolution recorded in Official Records Book 1427B, Page 801, and by Special Warranty Deed recorded in Official Records Book 14244, Page 533, all in the Public Records of Broward County, Florida, the following eight (8) courses and distances:

      1.    South 00(degrees) 04' 35" East, 191.91 feet;

      2.    North 89(degrees) 35' 25" East, 12.00 feet;

      3.    South 05(degrees) 45' 90" West, 100.72 feet;

      4.    South 00(degrees) 04' 35" East, 119.03 feet;

      5.    North 89(degrees) [Illegible] 25" East, 12.00 feet;

      6.    South [Illegible] East 27.97 feet;

      7.    South 06(degrees) 45' 59" West, 100.72 feet;

      8. South 00(degrees) 04' 35" East, 190.55 feet to an intersection with the Northerly Right-of-Way line of Sawgrass Corporate Parkway;

THENCE along said Northerly and Easterly Right-of-Way lines of Sawgrass Corporate Parkway, the following four (4) courses and distances:

      1.    South 44(degrees) 55' 25" West, 49.90 feet;

      2. South 89(degrees) 55' 25' West, 307.86 feet to the beginning of a tangent curve concave to the Northeast;

      3. Northwesterly along the arc of said curve, having a radius of 382.26 feet, a delta of [Illegible] an arc distance of 564.00 feet to a Point of Tangency;

      4. North 05(degrees) 14' 23" West, 75.94 feet on an intersection with the Southerly Right-of-Way line of Northwest 5th Street;

THENCE along said Southerly and Easterly Right-of-Way lines of Northwest 5th Street, the following four (4) courses and distances:

      1.    North 39(degrees) 45' 37" East, 42.43 feet;

      2. North 84(degrees) 47' 37" East, 189. 87 feet to the beginning of a tangent curve concave to the Northwest;

      3. Northeasterly along the arc of said curve, having a radius of 246.04 feet, a delta of 84(degrees) 58' 28",an arc distance of 364.90 feet to a Point of Tangency;

      4. North [ILLEGIBLE] West, 45.04 feet to a point on the North line of said Parcel 1 and the South line of Parcel 2, MARINA
            WEST PARCEL B, according to the plot thereof as recorded in Plot Book 137, page 29, of the Public Records of Broward County, Florida:

THENCE North 89(degrees) 47' 09' East, along said North line and South line,
290.34 feet to the POINT OF BEGINNING:

Said lands lying in the City of Sunrise, Broward County, Florida, containing 407784 square feet (9.361 acres).

                                   EXHIBIT "C"

                                    SITE PLAN

                               [GRAPHIC OMITTED]

                                   EXHIBIT "D"

                              ESTOPPEL CERTIFICATE

RE:      Premises: ______________________________
         Suite No: _____

LEASE DATED:    ____________

BETWEEN ____________________________________, (Landlord) and

        ____________________________________  (Tenant)


1. The Lease is presently in full force and effect and is unmodified except as indicated at the end of this Certificate.

2.    Tenant took possession of the Premises on ________________.

3.    The Term of the Lease commences on _______________, and expires on
      ________________.

4. Tenant has accepted possession of the Premises and all improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant.

5. No Rent under the Lease has been paid more than 180 days in advance of its due date.

6. To the best of Tenant's knowledge, Landlord has not defaulted in its obligations under the Lease to Tenant.

7. Tenant, as of this date, has no charge, lien, cause of action, claim or right of offset against Landlord under the Lease or otherwise, against rents or other charges due or to become due under the Lease.

8. There are no oral agreements between the parties to this Lease or relating to this Lease and there have been no oral representations made by either party which are being relied upon by either party except as indicated at the end of this certificate. The purpose of this statement is to make clear that the entire agreement between the parties has been reduced to writing.

9.    Tenant is leasing ________ rentable square feet in the Building.

10.   The present Base Rent is $_____ per square foot, per year.

11. Tenant's security deposit is $________ and has been paid in full and is presently held by Landlord.

                                                      __________________________

                                                  BY: __________________________

                                   EXHIBIT "E"

                           TENANT RULES & REGULATIONS

1.    PARKING

      Tenants and occupants of the building shall have access to the parking area through common driveways. The parking areas are non-exclusive and available to all Tenants and their employees, licensees, and guests, other than reserved spaces. Landlord may, at any time during the term by notice to Tenant, designate for Tenants' use other reasonable parking spaces on the land, provided the number of parking spaces is not reduced, by mutual agreement. No commercial or recreational vehicles shall be parked on the premises except those vehicles parked on a short-time temporary basis while delivering, repairing or servicing the Building and/or its Tenants.

2.    SIGNAGE

      Tenant shall not affix any device, sign or other fixture to the outside of the building or any window, door, or hallway without the written consent of the Landlord, in each and every case.

      It is hereby understood that the Premises herein leased are part of an office building consisting of professional suites, and it is understood that there shall be uniformity as to appearance of all signage relating to this Building. Signage shall consist of the following:

      A. A site sign designed by Landlord and maintained by Landlord shall contain the name of the Center.

      B. All signage for the building will be of the same look and family size and letter style. No advertising type signs shall be allowed. The Landlord reserves the right, however, to attach such signs to the Premises as are necessary for leasing and marketing purposes.

      C. Landlord shall cause to be placed a sign directly adjacent to each Tenants' entrance. Each sign shall be of a standard size and background color that will conform to the overall concept of the Center. At the Tenant's expense, the Landlord shall provide the Tenant with a sign face, identifying the Tenant and his line of work. Such sign faces shall conform to the artwork as approved by both Landlord and Tenant.

3. No curtains, draperies, blinds, shades, screens or other covering shall be attached to or hung or used in connection with any window or door of the demised Premises without the prior written consent of the Landlord, in each and every case. Curtains, draperies, blinds, shades, screens or other covering must be of a quality type design and color approved by Landlord. Further, all draperies, shades, screens, or other covers shall have a neutral color of fabric facing exterior window views.

      No awnings or other projections shall be attached to the outside walls of the Building. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition, or wall which may appear unsightly from inside or outside of the Premises.

4. The parking areas, sidewalks, entrances, passages, courts, stairways, corridors, and halls shall not be obstructed or encumbered by any Tenant, unless a Tenant is specifically granted such right in his Lease, nor used for any purpose other than ingress or egress to and from the Premises.

5. In the event Tenant must dispose of crates, boxes, etc. which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of the building or parking areas, excepting Tenant's own premises for disposal.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, or other substances shall be placed therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees shall have caused the same.

7. No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of the Landlord and as it may direct, in each and every case.

8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, musical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of the doors, windows, or skylights, or down the passageways.

10. Each Tenant, upon occupancy of its space, will be issued two (2) keys to the leased space. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of his tenancy, return to the Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the need for additional keys, or the loss of any keys so furnished, such Tenant shall pay to the Landlord the cost thereof, as determined, from time to time, by the Landlord.

11. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the normal business hours which the Landlord or its agent may determine from time to time. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon 2 inch thick plank strips to distribute the weight. The moving of safes or other fixtures or bulky matter of any kind must be made after previous notice to and approval of the Manager of the building. Any damage done to the Building or to the Tenants or to other persons in bringing in or removing safes, furniture or other bulky or heavy articles shall be paid for by the Tenant.

12. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

13. The Landlord may retain a pass key to the Leased Premises, and allowed admittance thereto at all times to enable the representatives to examine the said Premises.

14. The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of good order therein, and any such other or further rules and regulations shall be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of the execution hereof.

15. No Tenant, nor any of the Tenant's servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible, or explosive fluid, chemical or substance.

16. Landlord will not be responsible for any lost or stolen personal property, equipment, money or jewelry from Tenant's Premises or public rooms regardless of whether such loss occurs when the area is locked against entry or not.

17. Landlord shall not permit the preparation of food for consumption on the Premises nor use the facilities for the preparation of food without written consent, in each and every case. Tenant shall not use the Premises for housing, lodging, sleeping nor any immoral or illegal purposes.

18. Tenant and its employees, and visitors are not permitted to smoke or consume food or beverages in the common area.

19. Tenant shall not operate, or permit to be operated, any mechanical machinery, steam engine, boiler, or stove without Landlord's written consent, in each and every case; Tenant will not allow the use of oil, burning fluids, kerosene, gasoline or other fuels within the Premises.

20. No article deemed as extra hazardous on account of fire or explosion shall be brought into the Premises.

21.   No loitering or littering.

22. It is understood and agreed that Landlord has the undisputed right to temporarily discontinue water, electric, air conditioning, elevator, or any other service necessary for the proper maintenance, repair or improvement of the Building.

23. In the event of any inconsistency between the Lease with Tenant and the rules and regulations herein, the terms of the Lease shall control.

                                 TENANT RECEIPT

      Receipt is hereby acknowledged by the Landlord from Ursus Telecom Corporation of $18,688.62 representing Base Rent, Additional Rent and Sales Tax thereon for the first six (6) months of the Lease Term for Suite 112 within Sawgrass Office Campus, Building B.


                                               Stiles Property Management Co.


                                          By:   /s/ Karen Sherman
                                               --------------------------------

                                   EXHIBIT "F"

                          ELECTRICAL SERVICE AGREEMENT


PREMISES:               Suite: 112

                        Address: 440 Sawgrass Parkway
                        Sunrise, Florida 33325

LEASE DATED:  ____________________________

BETWEEN:    Stiles West Associates, Ltd.

                       and

            Ursus Telecom Corporation

      1.    Tenant's electrical service is separately metered.

      2. Tenant is responsible for initiating and terminating electrical service.

      3. Tenant's security deposit will be applied to any unpaid electric utility bills, if applicable.

                                   EXHIBIT "G"

                               EXPANSION PREMISES
                                (cross-hatched)

                               [GRAPHIC OMITTED]

                            SPECULATIVE OFFICE SUITE
                     SAWGRASS CAMPUS CONCEPT BLD. 'B' 1ST FL
                        SAWGRASS INTERNATIONAL CORP. PARK
                                SUNRISE, FLORIDA


                          AMENDMENT TO LEASE AGREEMENT

      THIS AMENDMENT TO LEASE AGREEMENT (this " Amendment") dated as of this ______ day of _____________, 1993 amending that certain Lease Agreement dated April 5, 1993, and any and all Letters of Agreement, Addenda, Amendments or Extensions thereof (collectively, the "Lease" ) by and between Stiles West Associates, Ltd. ("Landlord") and Ursus Telecom Corporation ("Tenant").

                              W I T N E S S E T H:

      WHERSAS, Landlord and Tenant entered into the Lease relating to office space known as Suite 112 consisting of 2,158 rentable square feet ( the "Premises") within that certain real property known as Sawgrass Office Campus, Building B located at 440 Sawgrass Corporate Parkway, Suite 206 Sunrise, Florida (the "Building"); and

      WHERESAS, Pursuant to Section 24.14 of the Lease, Tenant desires to lease and additional 1,214 rentable square feet within the Building; and

      WHEREAS, the parties wish to modify the terms of said Lease as hereinafter set forth.

      NOW, THEREFORE, for and in consideration of the terms, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Expansion Premises. In addition to the Premises, effective May 1, 1993, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord and additional 1,214 rentable square feet within the Building, more commonly known as Suite 110, as depicted on Exhibit "A" attached hereto (the "Expansion Premises").

2. Expansion Premises Term. Tenant shall have and hold the Expansion Premises for a term of five (5) years commencing May 1, 1993 and expiring April 30, 1998 (the "Expansion Premises Term").

3. Expansion Premises Rent. Tenant agrees to pay Landlord Base Rent for the first year of the Expansion Premises Term in the amount of $13, 354.00 payable in twelve (12) equal monthly installments of $1,112.83 due on or before the first day of each month of the Expansion Premises Term, which Base Rent shall be adjusted in accordance with Section 2.2 of the Lease. In addition to the Base Rent, Tenant shall pay Additional Rent and sales tax for the Expansion Premises pursuant to the terms and conditions of the Lease.

4. Completion of Expansion Premises. Prior to May 1, 1993, Landlord shall, at Landlord's expense, create and opening for adequate passage between the Premises and the Expansion Premises.

5. Additional Rent. For purposes of calculating Tenant's Additional Rent pursuant to ARTICLE III of the Lease, Tenant's Proportionate Share of the Building is hereby increased to 13.5%.

All other terms and conditions of the Lease not specifically amended hereby are in full force and effect and binding upon the parties thereto. Any provision of this Amendment shall prevail over conflicting provisions contained in the Lease.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                             "LANDLORD"

Signed, sealed and delivered       Stiles West Associates, Ltd.,
in the presence of :               a Florida limited partnership

                                   By: Glades Associates, Ltd.,
                                          a Florida limited
                                       partnership, its General
                                       Partner

                                    By: Glades Park, Inc., a
                                        Florida corporation,
                                        General Partner
/s/ [ILLEGIBLE]
------------------------
                                    By: /s/ Terry W. Stiles
------------------------                ------------------------
                                        Terry W. Stiles,
                                        its President

                                             "TENANT"

[ILLEGIBLE]                         Ursus Telecom Corporation
-------------------------           a Florida corporation


/s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
-------------------------               ------------------------
                                            [ILLEGIBLE]
                                        -------------------------
                                            Print Name & Title

                                  EXHIBIT "A"

                               EXPANSION PREMISES

                                (cross-hatched)

                               [GRAPHIC OMITTED]

                            SPECULATIVE OFFICE SUITE
                     SAWGRASS CAMPUS CONCEPT BLD 'B' 1ST FL
                       SAWGRASS INTERNATIONAL CORP. PARK
                                SUNRISE, FLORIDA

                       SECOND AMENDMENT TO LEASE AGREEMENT

      THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Second Amendment") dated as of this 10 day of November, 1995 amending that certain Lease Agreement dated April 5, 1993, Amendment to Lease Agreement dated April 30, 1993, and any and all Letters of Agreement, Addenda, Amendments or Extensions thereof (collectively, the "Lease") by and between Camtech Associates as successor-in-interest to Stiles West Associates, Ltd. ("Landlord") and Ursus Telecom Corporation ("Tenant").

                              W I T N E S S E T H:

      WHEREAS, Landlord and Tenant entered into Lease relating to office space known as Suite 112 consisting of 2,158 rentable square feet (the "Premises") within that certain real property known as Sawgrass Office Campus, Building B located at 440 Sawgrass Corporate Parkway, Suite 206 Sunrise, Florida (the "Building"); and

      WHEREAS, Pursuant to the Amendment to Lease Agreement dated April 30, 1993, Tenant leased and additional 1,214 rentable square feet for a total of 3,372 rentable square feet (the "Premises"); and

      WHEREAS, Tenant now desires to lease an additional 1,700 rentable square feet within the Building; and

      WHEREAS, the parties wish to modify the terms of said Lease as hereinafter set forth.

      NOW, THEREFORE, for and in consideration of the terms, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Expansion Premises. In addition to the Premises, effective November 15, 1995, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord an additional 1,700 rentable square feet within the Building, more commonly known as Suite 102, as depicted on Exhibit "A" attached hereto (the "Expansion Premises").

2. Expansion Premises Term. Tenant shall have and hold the Expansion Premises for a term of twenty nine and one-half months commencing November 15, 1995 and expiring April 30, 1998 which expiration is coterminous with the Expiration Date relative to the Premises (the "Expansion Premises Term").

3. Expansion Premises Rent. Tenant agrees to pay Landlord Base Rent for the Expansion Premises during the first year of the Expansion Premises Term at the rate of $12.50 per rentable square foot, payable monthly on or before the first day of each month of the first year of the Expansion Premises Term. In addition to the Base Rent, Tenant shall pay Additional Rent and sales tax for the Expansion Premises pursuant to the terms and conditions of the Lease.

4. Base Rent Adjustment. Commencing on the first anniversary of the Expansion Premises Term (or on the first day of the month within which the anniversary date falls, if the anniversary date falls on a day other than the first day of the month) and each and every anniversary thereafter, the Base Rent for the Expansion Premises shall increase by three (3%) percent over the previous year's Base Rent for the Expansion Premises, including any renewal terms.

5. Condition of Premises. Tenant agrees to accept possession of the Expansion Premises in its present "as is" condition and acknowledges that Landlord has no obligation to construct any improvements to the Expansion Premises.

6. Tenant's Proportionate Share. For purposes of calculating Tenant's Additional Rent pursuant to ARTICLE III of the Lease, Tenant's Proportionate Share of the Building is hereby increased to 20.3%.

7. Parking. The number of non-exclusive parking spaces made available for use by Tenant shall be increased in accordance with the ratio set forth in
      Section 6.1 of the Lease.

All other terms and conditions of the Lease not specifically amended hereby are in full force and effect and binding upon the parties thereto. Any provision of this Second Amendment shall prevail over conflicting provisions contained in the Lease.

      In WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first above written.

                                                 "LANDLORD"

   Signed, sealed and delivered        Camtech Associates
   in the presence of :                a Florida general partnership

                                  By:  C2T, Ltd. a Florida limited
                                       Partnership, General Partner
/s/ Karen Kaminsky
------------------------          By:  C2T, Inc., a Florida corporation
                                       General partner


/s/ [ILLEGIBLE]                   By:   /s/ Terry W. Stiles
------------------------                ----------------------------
                                        Terry W. Stiles, its President


/s/ [ILLEGIBLE]                                "TENANT"
------------------------
                                       Ursus Telecom Corporation,
                                       a Florida corporation
/s/ [ILLEGIBLE]
------------------------


                                  By:  /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                        [ILLEGIBLE] Giussani, President, C.E.O
                                       -----------------------------------------
                                       Print Name & Title

                        THIRD AMENDMENT TO LEASE AGREEMENT

      THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "Third Amendment") dated as of this 30th day of October, 1997 amending that certain Lease Agreement dated April 5, 1993, Amendment to Lease Agreement dated April 30, 1993, Second Amendment to the Lease Agreement dated November 10, 1995, and any and all Letters of Agreement, Addenda, Amendments or Extensions thereof (collectively, the "Lease") by and between Camtech Associates as successor-in-interest to Stiles West Associates, Ltd. ("Landlord") and Ursus Telecom Corporation ("Tenant").

                              W I T N E S S E T H:

      WHEREAS, Landlord and Tenant entered into the Lease relating to office space known as Suite 112 consisting of 2,158 rentable square feet (the "Premises") within that certain real property known as Sawgrass Office Campus, Building B located at 440 Sawgrass Corporate Parkway, Suite 206 Sunrise, Florida (the "Building"); and

      WHEREAS, pursuant to the Amendment to Lease Agreement dated April 30, 1993, Tenant leased an additional 1,214 rentable square feet; and

      WHEREAS, pursuant to the Second Amendment to Lease Agreement dated November 10, 1997, Tenant leased an additional 1,700 rentable square feet within the Building for a total of 5,072 rentable square feet (hereinafter collectively referred to as the "Premises").

      WHEREAS, Tenant now desires to renew the term of the Lease for the Premises and to lease an additional 3,015 rentable square feet within the Building; and

      WHEREAS, the parties wish to modify the terms of said Lease as hereinafter set forth.

      NOW, THEREFORE, for and in consideration of the terms, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Expansion Premises. Landlord hereby leases to Tenant 3,015 rentable square feet within the Building as depicted on Exhibit "A" attached hereto (the "Expansion Premises") known as Suite 108. The Premises and the Expansion Premises consisting of a total of 8,087 rentable square feet are hereinafter sometimes collectively referred as the "Total Premises".

2.    Term.

      A.    Tenant shall have and hold the Expansion Premises for a term of five
            (5) years and five (5) and one-half (1/2) months commencing on November 15, 1997 and expiring on April 30, 2003 (the "Expansion Premises Term").

      B. The term of the lease for the Premises is hereby extended for an additional term of five (5) years commencing May 1, 1998 and expiring on April 30, 2003, which expiration date is coterminous with the expiration of the Expansion Premises Term.

      C. Landlord hereby grants to Tenant permission to enter into and upon the Expansion Premises at any time following full execution of this Lease. Except for the payment of Base Rent and Additional Rent, such early access to the Expansion Premises shall be upon the same terms and conditions set forth in the Lease, as amended, including the insurance requirements set forth in Article X of the Lease. Tenant agrees that upon its early possession of the Expansion Premises, it shall be responsible for all electricity serving the Expansion Premises.

3.    Rent.

      A. Tenant shall pay Landlord Base Rent for the Total Premises at the rate of $12.65 per rentable square foot through April 30, 1998. Commencing May 1, 1998 and each anniversary thereafter, the Base Rent shall increase by three (3%) percent over the previous year's Base Rent. Tenant shall commence to pay Rent for the Expansion Premises on November 15, 1997.

      B.    Tenant shall pay Additional Rent for the Total Premises pursuant to
            Article III of the Lease, based upon $5.80 per rentable square foot through December 31, 1997 which is Landlord's estimate of Additional Rent for the calendar year 1997. For purposes of calculating Tenant's Additional Rent pursuant to ARTICLE III of the Lease, Tenant's Proportionate Share of the Building is hereby increased to 32.4%.

      C. In addition to the Base Rent and Additional Rent, Tenant shall pay Florida State Sales Tax (currently 6%).

4. Completion of Premises and Expansion Premises. Tenant hereby agrees to accept the Expansion Premises in its present "as is" condition. Landlord agrees to reimburse Tenant for the cost of repainting and recarpeting the Premises or the Expansion Premises, or installing signage or hurricane shutters in a total amount not to exceed $3.50 per rentable square foot (i.e. $28,204.50). Such reimbursement shall be made within thirty (30) days of Landlord's receipt of Tenant's paid invoices evidencing such cost.

5. Parking. There shall be available to Tenant a total of thirty two (32) parking spaces at the Building for the non-exclusive use of Tenant.

6. Option to Renew. Provided Tenant has not been in default under any of the terms or conditions of this Lease, Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years upon the same terms and conditions contained in the Lease, as amended, with the exception of the Base Rent which shall, during the first year of the renewal term be based upon the then prevailing market rate for similar space within the Office Campus buildings within Sawgrass International Corporate Park, but in no event less than the rate being paid during the last year of the Term hereof. On the first anniversary of the renewal term, and each anniversary thereafter, the Base Rent shall increase by three (3%) percent over the previous year's Base Rent. Tenant shall exercise its option to renew by providing Landlord with not less than six
      (6) months written notice prior to the expiration of the Term hereof.

7. Building Signage. Tenant, at Tenant's sole cost and expense, may install a sign on one (1) facade of the Building subject to the following:

      a. The plans and specifications, size, type and location of such sign are subject to written approval by the Architectural Review Committee of Sawgrass International Corporate Park.

      b. Tenant, at Tenant's sole cost and expense, shall be responsible for procuring all necessary governmental approvals and permits for the installation of such sign.

      c. Tenant, at Tenant's sole cost and expense, shall be responsible for maintaining such sign in good order and repair, and upon the expiration or earlier termination of this Lease, Tenant shall remove the sign and repair any damage to the Building resulting from the installation or removal thereof.

8. Hurricane Shutters. Tenant, at Tenant's sole cost and expense, may install hurricane shutters on the windows of the Premises, the plans and specifications of which are subject to written approval by the Architectural Review Committee of Sawgrass International Corporate Park. Tenant, at Tenant's sole cost and expense, shall be responsible for maintaining, installing and removing such shutters at all times during the Lease Term. If requested by Landlord, upon the expiration or earlier termination of this Lease, Tenant shall remove the shutters and repair any damage to the Building resulting from the installation or removal thereof.

All other terms and conditions of the Lease not specifically amended hereby are in full force and effect and binding upon the parties thereto, with the exception of Section 24.15 of the Lease (Option to Terminate) which, by the execution hereof, Tenant acknowledges is hereby deleted in its entirety and of no further force or effect. Any provision of this Third Amendment shall prevail over conflicting provisions contained in the Lease.

      IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first above written.


                                                 "TENANT"
Signed, sealed and delivered
in the presence of :


/s/ [ILLEGIBLE]                         Ursus Telecom Corporation,
-------------------------               a Florida corporation


/s/ [ILLEGIBLE]
-------------------------
                                      By:  /s/ [ILLEGIBLE]
                                           --------------------
                                             [ILLEGIBLE] CEO
                                           --------------------
                                            Print Name & Title

                                                 "LANDLORD"

Signed, sealed and delivered             Camtech Associates
in the presence of:                      a Florida general partnership
                                         By and through its authorized agent,
                                         Stiles Corporation
/s/ [ILLEGIBLE]
-------------------------
                                      By:  /s/ Kevin Coffey
                                           ----------------------------
/s/ [ILLEGIBLE]                            Kevin Coffey, Vice President
-------------------------

                                   EXHIBIT "A"

                               EXPANSION PREMISES

                         OFFICE CAMPUS bld. B suite 108

                      SAWGRASS INTERNATIONAL CORPORATE PARK

                                SUNRISE, FLORIDA

                                [GRAPHIC OMITTED]

                        THIRD AMENDMENT TO LEASE AGREEMENT

      THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "Third Amendment") dated as of this 8th day of October, 1997 amending that certain Lease Agreement dated April 5, 1993, Amendment to Lease Agreement dated April 30, 1993, Second Amendment to Lease Agreement dated November 10, 1995, and any and all Letters of Agreement, Addenda, Amendments of Extensions thereof (collectively, the "Lease") by and between Camtech Associates as successor-in-interest to Stiles West Associates, Ltd. ("Landlord") and Ursus Telecom Corporation ("Tenant").

                              W I T N E S S E T H:

      WHEREAS, Landlord and Tenant entered into the Lease relating to office space known as Suite 112 consisting of 2,158 rentable square feet (the "Premises") within that certain real property known as Sawgrass Office Campus, Building B located at 440 Sawgrass Corporate Parkway, Suite 206 Sunrise, Florida (the "Building"); and

      WHEREAS, pursuant to the Amendment to Lease Agreement dated April 30, 1993, Tenant leased an additional 1,214 rentable square feet; and

      WHEREAS, pursuant to the Second Amendment to Lease Agreement dated November 10, 1997, Tenant leased an additional 1,700 rentable square feet within the Building for a total of 5,072 rentable square feet (hereinafter collectively referred to as the "Premises").

      WHEREAS, Tenant now desires to renew the term of the Lease for the Premises and to lease an additional 3,015 rentable square feet within the Building; and

      WHEREAS, the parties wish to modify the terms of said Lease as hereinafter set forth.

      NOW, THEREFORE, for and in consideration of the terms, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Expansion Premises. Landlord hereby leases to Tenant 3,015 rentable square feet within the Building as depicted on Exhibit "A" attached hereto (the "Expansion Premises") known as Suite 108. The Premises and the Expansion Premises consisting of a total of 8,087 rentable square feet are hereinafter sometimes collectively referred as the "Total Premises".

2.    Term.

      A.    Tenant shall have and hold the Expansion Premises for a term of five
            (5) years and five (5) and one-half (1/2) months commencing on November 15, 1997 and expiring on April 30, 2003 (the "Expansion Premises Term").

      B. The term of the lease for the Premises is hereby extended for an additional term of five (5) years commencing May 1, 1998 and expiring on April 30, 2003, which expiration date is coterminous with the expiration of the Expansion Premises Term.

      C. Landlord hereby grants to Tenant permission to enter into and upon the Expansion Premises at any time following full execution of this Lease. Except for the payment of Base Rent and Additional Rent, such early access to the Expansion Premises shall be upon the same terms and conditions set forth in the Lease, as amended, including the insurance requirements set forth in Article X of the Lease. Tenant agrees that upon its early possession of the Expansion Premises, it shall be responsible for all electricity serving the Expansion Premises.

3.    Rent

      A. Tenant shall pay Landlord Base Rent for the Total Premises at the rate of $12.65 per rentable square foot through April 30, 1998. Commencing May 1, 1998, and each anniversary thereafter, the Base Rent shall increase by three (3%) percent over the previous year's Base Rent. Tenant shall commence to pay Rent for the Expansion Premises on November 15, 1997.

      B.    Tenant shall pay Additional Rent for the Total Premises pursuant to
            Article III of the Lease, based upon $5.80 per rentable square foot through December 31, 1997 which is Landlord's estimate of Additional Rent for the calendar year 1997. For purposes of calculating Tenant's Additional Rent pursuant to ARTICLE III of the Lease, Tenant's Proportionate Share of the Building is hereby increased to 32.4%.

      C. In addition to the Base Rent and Additional Rent, Tenant shall pay Florida State Sales Tax (currently 6%).

4. Completion of Premises and Expansion Premises. Tenant hereby agrees to accept the Expansion Premises in its present "as is" condition. Landlord agrees to reimburse Tenant for the cost of repainting and recarpeting the Premises or the Expansion Premises, or installing signage or hurricane shutters in a total amount not to exceed $3.50 per rentable square foot (i.e. $28,204.50). Such reimbursement shall be made within thirty (30) days of Landlord's receipt of Tenant's paid invoices evidencing such cost.

5. Parking. There shall be available to Tenant a total of thirty two (32) parking spaces at the Building for the non-exclusive use of Tenant.

6. Option to Renew. Provided Tenant has not been in default under any of the terms or conditions of this Lease, Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years upon the same terms and conditions contained in the Lease, as amended, with the exception of the Base Rent which shall, during the first year of the renewal term be based upon the then prevailing market rate for similar space within the Office Campus buildings within Sawgrass International Corporate Park, but in no event less than the rate being paid during the last year of the Term hereof. On the first anniversary of the renewal term, and each anniversary thereafter, the Base Rent shall increase by three (3%) percent over the previous year's Base Rent. Tenant shall exercise its option to renew by providing Landlord with not less than six
      (6) months written notice prior to the expiration of the Term hereof.

7. Building Signage. Tenant, at Tenant's sole cost and expense, may install a sign on one (1) facade of the Building subject to the following:

      a. The plans and specifications, size, type and location of such sign are subject to written approval by the Architectural Review Committee of Sawgrass International Corporate Park.

      b. Tenant, at Tenant's sole cost and expense, shall be responsible for procuring all necessary governmental approvals and permits for the installation of such sign.

      c. Tenant, at Tenant's sole cost and expense, shall be responsible for maintaining such sign in good order and repair, and upon the expiration or earlier termination of this Lease, Tenant shall remove the sign and repair any damage to the Building resulting from the installation or removal thereof.

8. Hurricane Shutters. Tenant, at Tenant's sole cost and expense, may install hurricane shutters on the windows of the Premises, the plans and specifications of which are subject to written approval by the Architectural Review Committee of Sawgrass International Corporate Park. Tenant, at Tenant's sole cost and expense, shall be responsible for maintaining, installing and removing such shutters at all times during the Lease Term. If requested by Landlord, upon the expiration or earlier termination of this Lease, Tenant shall remove the shutters and repair any damage to the Building resulting from the installation or removal thereof.

All other terms and conditions of the Lease not specifically amended hereby are in full force and effect and binding upon the parties thereto, with the exception of Section 24.15 of the Lease (Option to Terminate) which, by the execution hereof, Tenant acknowledges is hereby deleted in its entirety and of no further force or effect. Any provision of this Third Amendment shall prevail over conflicting provisions contained in the Lease.


      IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first above written.


                                                 "TENANT"
Signed, sealed and delivered
in the presence of:


/s/ [ILLEGIBLE]                         Ursus Telecom Corporation,
-------------------------               a Florida corporation

/s/ [ILLEGIBLE]
-------------------------
                                      By:  /s/ [ILLEGIBLE]
                                           --------------------
                                            Print Name & Title

                                                 "LANDLORD"

Signed, sealed and delivered             Camtech Associates,
in the presence of:                      a Florida general partnership
                                         By and through its authorized agent,
                                         Stiles Corporation
/s/ [ILLEGIBLE]
-------------------------
                                      By:  /s/ Kevin Coffey
                                           ----------------------------
/s/ [ILLEGIBLE]                            Kevin Coffey, Vice President
-------------------------

                                  EXHIBIT "A"

                               EXPANSION PREMISES

                         OFFICE CAMPUS bld. B suite 108

                      SAWGRASS INTERNATIONAL CORPORATE PARK

                                 SUNRISE, FLORIDA